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                                                                   EXHIBIT 99.2


                                                     [PER-SE TECHNOLOGIES LOGO]



NEWS RELEASE


CONTACT:    PER-SE TECHNOLOGIES, INC.
            JOANNE L. VOORHEES

            VICE PRESIDENT, CORPORATE COMMUNICATIONS
            VOICE: (770) 444-5348

            E-MAIL: investors@per-se.com


         PER-SE TECHNOLOGIES SIGNS DEFINITIVE AGREEMENT WITH RESPECT TO
                     PREVIOUSLY ANNOUNCED SETTLEMENT WITH

                           FOUNDATION HEALTH SYSTEMS


ATLANTA --SEPT. 20, 1999 -- Per-Se Technologies, Inc. (NASDAQ:PSTI) today announced the company has signed a definitive agreement to settle its legal dispute with Foundation Health Systems, Inc. Per-Se Technologies, formerly Medaphis Corporation, previously announced on Aug. 2 that it had reached an agreement in principle to settle the legal dispute with Foundation.

The definitive settlement agreement provides for Foundation to realize $16.8 million in net proceeds from the sale of Per-Se common stock. Per-Se expects to issue to Foundation and register with the SEC 6.2 million shares as part of the settlement. Any unsold shares or excess proceeds will be returned to Per-Se. In exchange, Foundation will terminate ongoing litigation and grant a general release to Per-Se. The settlement agreement provides limited restrictions on the minimum price at which Foundation may sell the shares without Per-Se's consent and is contingent on several events including registration and sale of the common stock, settlement with the individual defendants in the litigation through the payment to Foundation of $4.6 million in cash funded by the Company's officers' and directors' liability insurer, termination of the existing litigation and a release of the individual defendants.

Per-Se Technologies, Inc. [NASDAQ: PSTI] is a global leader in delivering integrated financial and clinical software solutions, comprehensive business management services, and Internet-enabled connectivity. Per-Se Technologies enables integrated delivery systems and physician practices to simultaneously optimize the quality of care delivered and profitability of business operations. Ranked the third largest HIT and services company worldwide, Atlanta-based Per-Se Technologies supports more than 18,000 physicians and 2,000 healthcare organizations. Per-Se Technologies processes more than 80 million healthcare claims annually and its solutions manage 20 million patient lives online. Additional information is available at http://www.per-se.com or call 877-73-PER-SE.

This Press Release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and
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uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to, failure to complete this settlement and adverse developments with respect to the operation of the Company's business units or the market price of its common stock. Additional factors that would cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement filed as Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.



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Editor's Note: Per-Se Technologies is a trademark of Per-Se Technologies, Inc.